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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the references to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our reports on Abgenix, Inc. and Xenotech, LP dated January 22, 1999 in Amendment No. 1 to the Registration Statement (Form S-1, No. 333-95563) and related Prospectus of Abgenix, Inc. for the registration of 3,450,000 shares of its common stock.

                                                           /s/ ERNST & YOUNG LLP

Palo Alto, California
February 8, 2000